SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CHAMPPS ENTERTAINMENT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

October 19, 2005

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Champps Entertainment, Inc. This year’s meeting will be held on Wednesday, December 7, 2005, at 9:00 a.m., local time, at the offices of Hogan & Hartson, L.L.P., 875 Third Avenue, 25th Floor, New York, NY 10022.

The attached proxy statement, with formal notice of the meeting on the first page, describes the matters we expect to act upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of Champps Entertainment, Inc. by voting on the matters described in this proxy statement. We hope that you will be able to attend the meeting. At the meeting, we will review our operations, report on 2005 financial results and discuss our plans for the future. Our directors and chief executive officer will be available to answer questions.

Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. The enclosed proxy card contains instructions regarding the methods of voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Michael P. O’Donnell

Chairman of the Board, President

and Chief Executive Officer

CHAMPPS ENTERTAINMENT, INC.

10375 Park Meadows Drive

Suite 560

Littleton, Colorado 80124

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 7, 2005

The 2005 annual meeting of stockholders of Champps Entertainment, Inc. will be held on Wednesday, December 7, 2005, at 9:00 a.m., local time, at the Offices of Hogan & Hartson, L.L.P., 875 Third Avenue, 25th Floor, New York, NY 10022. At the meeting, stockholders will vote upon the following proposals:

1. To elect two Class III directors, each to serve for a three-year term;

2. To approve Champps Entertainment, Inc. 2005 Stock Incentive Plan covering 500,000 shares of common stock; and

3. To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements of the meeting.

You may vote if you are a stockholder of record as of the close of business on October 14, 2005. If you do not plan to attend the meeting and vote your common shares in person, please vote in the following way:

•	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

These items of business are more fully described in the Proxy Statement accompanying this notice. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors

Donna L. Depoian, Esq.

Secretary

October 19, 2005

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COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934	27

EXPENSES OF SOLICITATION	27

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING	27

OTHER MATTERS	27

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS	27

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CHAMPPS ENTERTAINMENT, INC.

10375 Park Meadows Drive

Suite 560

Littleton, Colorado 80124

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Champps Entertainment, Inc. (“Champps” or the “company”) for use at the 2005 annual meeting of stockholders of Champps to be held on Wednesday, December 7, 2005, at 9:00 a.m., local time, at the Offices of Hogan & Hartson, L.L.P., 875 Third Avenue, 25th Floor, New York, NY 10022, and at any adjournments or postponements thereof.

We intend to mail this proxy statement and accompanying proxy card on or about October 25, 2005 to all stockholders of record entitled to vote at the annual meeting. Champps’ principal executive office is located at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124. The telephone number at Champps’ principal executive office is (303) 804-1333.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will act upon the matters set forth in the accompanying notice of meeting.

Who is entitled to vote?

If our records show that you are a stockholder as of the close of business on October 14, 2005, which is referred to as the record date, you are entitled to receive notice of the annual meeting and to vote the shares of common stock that you held on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

Can I attend the meeting?

All stockholders of record of Champps’ shares of common stock at the close of business on the record date, or their designated proxies, may attend the annual meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Each stockholder or proxy holder will be asked to present a valid form of picture identification, such as a driver’s license or passport.

What constitutes a quorum?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting or any adjournment or postponement thereof. As of the record date, there were 13,132,813 shares of common stock outstanding and entitled to vote at the annual meeting. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares, and the brokers or nominees do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What vote is required?

Directors are elected by a plurality of the affirmative votes cast by the stockholders present at the meeting in person or by proxy, and entitled to vote. Cumulative voting is not permitted in the election of directors.

To be approved, Proposal II to adopt the 2005 Stock Incentive Plan, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you do not vote or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect and will not be counted toward the vote total.

How are votes counted?

Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will have no effect on the proposal of election of directors.

No broker may vote shares with respect to Proposal II to adopt the 2005 Stock Incentive Plan without receiving specific instructions from beneficial owners. If you do not instruct your broker on how to vote on this proposal, your shares will not be voted on this proposal and will not be counted toward the vote totals for such proposal. Abstentions will be counted towards the vote total for Proposal II, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How do I vote?

Voting by proxy holders for shares registered directly in the name of the stockholder

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your common shares by signing, dating and mailing the proxy card in the postage-paid envelope that has been provided to you by Champps.

Voting by proxy holders for shares registered in the name of a brokerage firm or bank

If your common shares are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your common shares voted.

Vote by mail

If you would like to vote by mail, mark your proxy card, sign and date it, and return it to American Stock Transfer and Trust Company in the postage-paid envelope provided.

Vote in person

If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card or vote by ballot in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their common shares of record.

Will other matters be voted on at the annual meeting?

We are not currently aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•	filing a written revocation with the secretary of Champps at the address set forth below;

•	filing a duly executed proxy bearing a later date; or

•	appearing in person and voting by ballot at the annual meeting.

Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

Our fiscal year 2005 annual report, including financial statements for the fiscal year ended July 3, 2005, is included with this proxy statement. The annual report, however, is not part of the proxy solicitation material. Copies of our annual report filed with the Securities and Exchange Commission on Form 10-K, including the financial statements, may be obtained without charge upon written request to Investor Relations, Champps Entertainment, Inc., 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124. The Form 10-K is also available on our web site at www.champps.com by clicking on “Investor Relations” then on “Filings with the SEC” or on the SEC’s website at www.sec.gov.

How can I find out the results of the voting at the annual meeting?

Voting results will be announced at the annual meeting and will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2006.

How can I find a list of stockholders entitled to vote at the annual meeting?

A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting at the annual meeting and at Champps principal office located at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124 during normal business hours for a period of at least 10 days prior to the annual meeting.

PROPOSAL I: ELECTION OF DIRECTORS

Introduction

At the annual meeting, two Class III directors will be elected to serve until the 2008 annual meeting, or until their respective successors are duly elected and qualified. Our board of directors has nominated Stephen Edwards and Ian Hamilton to serve as the Class III directors upon the recommendation of our Nominating and Governance Committee. All nominees are currently serving as directors of Champps and have consented to being named herein. Our board of directors anticipates that the nominees will serve, if elected, as directors. However, if any persons nominated by our board of directors are unable to accept election, the proxies will be voted for the election of such other person or persons as our board of directors may recommend.

Vote Required

Directors must be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the issue at the annual meeting.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NOMINEES FOR ELECTION AS CLASS III DIRECTORS TO THE BOARD.

Information Regarding the Nominees and Other Directors

The following biographical descriptions set forth certain information with respect to the two nominees for re-election as Class III directors at the annual meeting and each director who is not up for election based on information furnished to Champps by each director.

Nominees for election as Class III directors – term expiring 2005

Stephen F. Edwards. Mr. Edwards has served as a director since May 2001. Mr. Edwards is a senior managing director of Atticus Capital, L.L.C., a private investment management company. From 1995 to June 2002, Mr. Edwards was a senior managing director at Bruckmann, Rosser, Sherrill & Co., LLC, a private equity investment firm. He is 42 years old.

Ian Hamilton. Mr. Hamilton has served as a director since December 2002. Mr. Hamilton is the founder of The Hamilton Group, a sports marketing and entertainment company since March 2002. From August 2000 to March 2002, Mr. Hamilton served as the commissioner of the Professional Bowlers Association. Mr. Hamilton previously served as the president of Planet Hollywood International’s Official All Star Café from March 1997 to August 2000. From September 1983 to March 1997, Mr. Hamilton was the global director of Tennis Sports Marketing at Nike, Inc. Mr. Hamilton serves as a board member of U.S. Sports Development, Inc. and the Tim & Tom Gullikson Foundation. He is 49 years old.

Incumbent Class I directors – term expiring 2006

James Goodwin. Mr. Goodwin has served as a director since March 1999. Since 1998, Mr. Goodwin has served as the chairman and managing member of Half Moon Capital Management, LLC, a private investment management company. He is 49 years old.

Charles G. Phillips. Mr. Phillips has served as a director since December 2002. Since February 2005, Mr. Phillips has served as the chief operating officer of Prentice Capital Management, a private investment management firm that specializes in the retail/consumer sector. Mr. Phillips served as president of Gleacher Partners, an investment banking and private equity firm, from 1997 to 2001, and was a managing director of that firm from 2001 until his retirement in 2002. Prior to joining Gleacher Partners, Mr. Phillips held senior positions at other leading investment banking firms, including nine years at Morgan Stanley where he served as a managing director within the investment banking division; in addition, he founded and led that firm’s high yield finance activities. Mr. Phillips has been a director of several public and private companies and investment funds and serves on the governing bodies of a number of educational and non-profit organizations. He is 57 years old.

Incumbent Class II directors – term expiring 2007

Michael P. O’Donnell. Mr. O’Donnell is our chairman of the board and has been the president and chief executive officer of Champps Entertainment, Inc. since March 2005 and a director since September 2002. Mr. O’Donnell served as president and chief executive officer of Sbarro, Inc. from September 2003 to March 2005 and continues to serve as a director of Sbarro, Inc. From August 1998 through May 2002, he served in various capacities for Outback Steakhouse, Inc. including chief executive officer and as a director for all new businesses for Outback, including the following Outback joint ventures Roy’s, Flemings, Carrabbas Italian Grill and Cheeseburger in Paradise. He is 49 years old.

Karl Okamoto. Mr. Okamoto has served as a director since March 2005. Mr. Okamoto has served as a senior managing director of Atticus Capital, L.L.C. since 2004. From 2001 to 2004, he was an independent consultant. From 1999 to 2001, Mr. Okamoto was an executive officer and member of the board of directors of Harvest Book Company, LLC. Mr. Okamoto was previously a partner with Kirkland & Ellis and Dechert, LLP. He is 42 years old.

The Board of Directors and Its Committees

Board of Directors

Champps currently is managed by a six member board of directors. At the beginning of fiscal year 2005, our board of directors consisted of eight members. On March 31, 2005 three members, Messrs. William H. Baumhauer, Timothy R. Barakett and Nathaniel Rothschild, resigned, the size of the board was reduced to six members, and Karl Okamoto was nominated by our nominating and governance committee and elected by the board of directors to fill the one remaining vacancy. Our board of directors is divided into three classes, and the members of each class of directors serve for staggered three-year terms. Our board of directors is composed of two Class I directors (Messrs. Goodwin and Phillips), two Class II directors (Messrs. O’Donnell and Okamoto) and two Class III directors (Messrs. Edwards and Hamilton). The terms of the Class I, Class II and Class III directors will expire upon the election and qualification of directors at the annual meetings of stockholders held in 2006, 2007 and 2005, respectively. At each annual meeting of stockholders, directors will be re-elected or elected for a full term of three years to succeed those directors whose terms are expiring.

Our board of directors met five times in fiscal year 2005 (June 28, 2004 – July 3, 2005) at four regularly scheduled meetings and one special meeting. Each of the directors attended 75% or more of the aggregate of (a) the total number of meetings of the board of directors during fiscal year 2005, and (b) the total number of meetings held by all committees of the board of directors on which such director served during fiscal year 2005. We do not have a formal policy on board member attendance at our annual meetings although we encourage members of the board to attend our annual meetings. Last year, six of our eight directors attended the annual meeting.

Corporate Governance

We regularly monitor developments in the area of corporate governance. In November 2003, the Securities and Exchange Commission (“SEC”) approved the final corporate governance rules of the National Association of Securities Dealers (“NASD”), and our board of directors has subsequently completed its review of these rules and has taken all actions required for Champps to be in full compliance by the applicable deadlines.

In accordance with the Sarbanes-Oxley Act and the Nasdaq corporate governance rules, our board of directors and its committees have taken a number of actions to comply with these rules. These actions include (i) adopting a revised audit committee charter, which reflects certain changes required under the Sarbanes-Oxley Act, (ii) establishing a nominating and governance committee and adopting a charter pursuant thereto, (iii) adopting a revised compensation committee charter, (iv) adopting a code of business conduct and ethics applicable to our directors, officers and employees, which includes prompt disclosure to our stockholders of any waiver of the code for executive offices or directors, (v) establishing a practice of holding regular executive sessions of non-management directors, and (vi) conducting annual self-evaluations of our board of directors and each of our committees. In addition to the audit committee charter attached to this proxy statement, you can also locate copies of the nominating and governance committee charter, compensation committee charter, and code of business conduct and ethics on our website at www.champps.com under the link “Investor Relations,” then click on “Corporate Governance.” In addition, you may also obtain a copy of any of these documents without charge by writing to: Champps Entertainment, Inc., at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124, Attention: Investor Relations.

The board of directors has determined that each of Charles Phillips, Karl Okamoto, Stephen Edwards, James Goodwin and Ian Hamilton qualify as “independent directors” as defined in Rule 4200(a)(15) of the NASD.

The board of directors has standing audit, compensation and nominating and governance committees, which assist the board in discharging its responsibilities.

Audit Committee

Our board of directors has established an audit committee currently consisting of Messrs. Phillips, Hamilton and Goodwin. At the beginning of fiscal year 2005 the committee consisted of Messrs. Phillips, Hamilton and O’Donnell. On March 2, 2005, Mr. O’Donnell resigned from the audit committee and on March 31, 2005 Mr. Goodwin was nominated and elected to serve on the audit committee. The audit committee acts pursuant to a written charter that was adopted by our board of directors on March 8, 2000, subsequently amended on May 22, 2002 and on February 18, 2004, and most recently amended on September 28, 2005, a copy of which is attached hereto as Exhibit A. The audit committee reviews and assesses the adequacy of its charter on an annual basis. The audit committee’s duties include overseeing the internal accounting controls and procedures as well as reports to the board of directors with respect to other audit and accounting matters including the review of the financial statements of Champps. The audit committee also makes recommendations concerning the engagement of independent public accountants and communicates with Champps’ independent auditors on matters of auditing and accounting. The audit committee met 13 times during fiscal year 2005.

Each of the audit committee members is “independent” as defined in the SEC and NASD rules. Our board of directors determined that each of the members of the audit committee is able to read and understand fundamental financial statements, including Champps’ balance sheet, income statement and cash flow statement. In addition, our board of directors has determined that Charles Phillips qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC. Mr. Phillips serves as chairman of the audit committee.

Compensation Committee

Our board of directors has established a compensation committee consisting of Messrs. Okamoto, Hamilton, and Edwards, each of whom is an independent non-employee director of Champps. At the beginning of fiscal year 2005, the compensation committee consisted of Messrs. O’Donnell, Edwards, Phillips and Hamilton. On March 2, 2005 Mr. O’Donnell resigned from this committee. On March 31, 2005, Mr. Phillips resigned from this committee and Mr. Okamoto was nominated and elected to serve on this committee. The compensation committee exercises all powers of our board of directors in connection with officer and employee compensation matters, including administering Champps’ 2003 Stock Option and Incentive Plan, 1997 Stock Option and Incentive Plan and the 1997 Employee Stock Purchase Plan. The compensation committee met five times during fiscal year 2005.

Our compensation committee operates under the compensation committee charter adopted by our board of directors, a copy of which is available on our website at www.champps.com under the link “Investor Relations,” then click on “Corporate Governance”.

Nominating and Governance Committee

Our board of directors has established a nominating and governance committee consisting of Messrs. Edwards, Hamilton and Phillips, each of whom is “independent” as defined in the SEC and NASD rules. At the beginning of fiscal year 2005, the nominating committee consisted of Messrs. Hamilton, O’Donnell, Phillips and Edwards. On March 2, 2005, Mr. O’Donnell resigned from this committee. The nominating and governance committee met once during fiscal year 2005.

The nominating and governance committee is charged with evaluating and recommending to the board of directors qualified candidates for election or appointment to the board of directors, making recommendations regarding the organization and structure of the board of directors and various committees thereof and overseeing matters of corporate governance, including the evaluation of director performance and a periodic review of the corporate governance principles applicable to Champps and its employees, officers and directors. The nominating and governance committee operates under the nominating and governance committee charter adopted by our board of directors, a copy of which is available on our website at www.champps.com under the link “Investor Relations,” then click on “Corporate Governance.”

The nominating and governance committee utilizes a variety of methods for identifying and evaluating nominees for director. In the event that vacancies on the board of directors arise, the nominating and governance committee considers potential candidates for director, which may come to the attention of the nominating and governance committee through current directors, officers, employees, professional search firms, stockholders or other persons. The nominating and governance committee will consider candidates for the board of directors recommended by stockholders if the names and qualifications of such candidates are submitted in writing to the corporate secretary of Champps at Champps Entertainment, Inc., at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124, in accordance with the advance notice provisions for stockholder proposals set forth by our by-laws and under the caption “Stockholder Proposals for 2006 Annual Meeting” in this Proxy Statement. As described above, the nominating and governance committee considers properly submitted stockholder nominations for candidates for the board of directors in the same manner as it evaluates other nominees. The materials provided by a stockholder to Champps for consideration of a nominee for director are forwarded to the nominating and governance committee. The nominating and governance committee evaluates nominee’s independence, as well as their experience, areas of expertise, diversity, perspective, broad business judgment and leadership.

The nominating and governance committee believes that the minimum qualifications for serving as a director of the company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board’s oversight of the business and affairs of Champps and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the nominating and governance committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and Champps. The nominating and governance committee also seeks to have the board represent a diversity of backgrounds and experience.

The nominating and governance committee identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above, that might be available to serve on the board. As described above, the nominating and governance committee will also consider candidates recommended by stockholders.

Once a person has been identified by the nominating and governance committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the nomination and governance committee determines that the candidate warrants further consideration, the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the board, the nominating and governance committee requests additional information from the candidate, reviews the person’s accomplishments, qualifications and independence in light of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. The committee’s evaluation process does not vary based on whether or not a candidate is recommended by the stockholder.

Our board of directors may from time to time establish other special or standing committees to facilitate the management of Champps or to discharge specific duties delegated to the committee by the full board of directors.

Communications With Our Board of Directors

Stockholders may communicate with the board of directors, our non-management directors as a group, or any of the directors by sending written communications addressed to the board of directors or any of the directors to: Champps Entertainment, Inc. at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124, Attention: Corporate Secretary. All communications other than those determined in good faith by the general counsel to be frivolous are compiled by the corporate secretary and forwarded to the board of directors or the individual director(s) accordingly. Inquiries not forwarded will be retained by Champps and will be made available to any director upon request.

PROPOSAL II: APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

This section provides a summary of the terms of the 2005 Stock Incentive Plan and the proposal to approve the plan.

The board of directors approved the 2005 Stock Incentive Plan on September 28, 2005, subject to approval from our stockholders at this meeting. We are asking our stockholders to approve our 2005 Stock Incentive Plan as we believe that approval of the plan will be instrumental in our continued success. As of the record date, there are 52,795 shares of common stock available under the Champps 1997 Stock Option and Incentive Plan that are not subject to outstanding awards, and 535,357 shares of common stock available under the 2003 Stock Option and Incentive Plan. The board of directors believes that the number of shares remaining available for grant under the 1997 and 2003 plans is insufficient to meet the needs of Champps in future years.

The purpose of the 2005 Stock Incentive Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the company. In the judgment of the board of directors, an initial or increased grant under the 2005 Stock Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of 2005 Stock Incentive Plan participants with those of our stockholders.

On the record date, the number of shares of common stock reserved for issuance under the 2005 Stock Incentive Plan was equal to the sum of 500,000 shares of common stock, plus any shares of common stock available for grant (including shares which become available due to forfeitures of outstanding options or other awards) under the company’s 1997 Stock Option and Incentive Plan, as amended, and the company’s 2003 Stock Option and Incentive Plan. If our stockholders approve the 2005 Stock Incentive Plan, no additional grants will be made under the 1997 or 2003 plans. On the record date, the closing price of our common stock was $7.21 per share.

The compensation committee has committed in employment agreements to award a total of 708,680 shares of restricted stock to the 2005 Stock Incentive Plan participants shown in the following table, upon stockholder approval of the plan:

NEW PLAN BENEFITS

2005 STOCK INCENTIVE PLAN

Name and Position	Dollar Value ($)(2)	Number of Shares
Michael P. O’Donnell	$3,710,843	514,680
Richard Scanlan	735,420	102,000
David D. Womack	663,320	92,000
Executive Group(1)	5,109,583	708,680

(1)	Consists of five executive officers, including the named executive officers listed above.
(2)	The dollar value has been estimated by multiplying the closing market price of the common stock on October 14, 2005 by the number of shares subject to the restricted stock awarded. The actual dollar value will be based on the closing market price of the common stock on the date of grant, which will be the date of stockholder approval of the 2005 Stock Incentive Plan, if any. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the common stock subject to the restricted stock.

The granting of future awards under 2005 Stock Incentive Plan is within the discretion of the compensation committee. It is not possible at this time to determine the nature or amount of any such awards that may be subject to future grants to the company’s executive officers, other employees, directors or other participants in the plan. On the record date, there were five (5) executive officers, approximately 5,450 employees and five (5) non-employee directors of the company and its subsidiaries who were eligible to participate in the 2005 Stock Incentive Plan.

Description of the Plan

A description of the provisions of the 2005 Stock Incentive Plan, or the plan, is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2005 Stock Incentive Plan, a copy of which is attached as Exhibit B to this proxy statement.

Administration. The 2005 Stock Incentive Plan is administered by the compensation committee of the board of directors. Subject to the terms of the plan, the compensation committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the compensation committee serve at the pleasure of the board of directors.

Common Stock Reserved for Issuance under the 2005 Stock Incentive Plan. The common stock issued or to be issued under the 2005 Stock Incentive Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2005 Stock Incentive Plan.

Eligibility. Awards may be made under the 2005 Stock Incentive Plan to employees of or consultants to the company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the company by the board of directors.

Amendment or Termination of the Plan. The board of directors may terminate or amend the plan at any time and for any reason. The 2005 Stock Incentive Plan will terminate in any event ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations (including stock exchange listing requirements).

Options. The 2005 Stock Incentive Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option will be at least 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the determination date. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the company grants in substitution for options held by employees of companies that the company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the compensation committee and may not exceed 10 years from the date of grant. The compensation committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the compensation committee.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock, or by means of a broker-assisted cashless exercise.

Stock options granted under the 2005 Stock Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Stock options, as well as stock appreciation rights, granted under the 2005 Stock Incentive Plan may not be repriced absent stockholder approval. This provision applies to both direct repricings (lowering the exercise price of an outstanding grant) and indirect repricings (canceling an outstanding grant and granting a replacement grant with a lower exercise price).

Other Awards. The compensation committee may also award:

• unrestricted stock, which are shares of common stock at no cost or for a purchase price determined by the compensation committee which are free from any restrictions under the plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.

• restricted stock, which is shares of common stock subject to restrictions.

• stock units, which are common stock units subject to terms and conditions. Upon the satisfaction of the terms and conditions, the holder of a stock unit is delivered the share of common stock represented by the stock unit.

• dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock.

• stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the compensation committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the compensation committee.

• performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the compensation committee. The compensation committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The compensation committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The compensation committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the compensation committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the compensation committee so designates. Such employees include the chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”).

Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of the company, may cause awards granted under the 2005 Stock Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events. The compensation committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2005 Stock Incentive Plan, including the individual limitations on awards, to reflect common stock splits and other similar events.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2005 Stock Incentive Plan is designed to permit the compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the 2005 Stock Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the compensation committee in establishing performance goals:

•	total stockholder return;

•	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to stockholders’ equity;

•	revenue;

•	stock price vs. a target stock price; and

•	restaurant operating performance results.

Business criteria may be measured on a GAAP or non-GAAP basis.

Under the Internal Revenue Code, a director is an “outside director” of the company if he or she is not a current employee of the company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the company in any capacity other than as a director.

The maximum number of shares of common stock subject to an award that can be granted under the plan to an eligible person is 600,000 shares of common stock per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $2,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $5,000,000.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units. There are no immediate tax consequences of receiving an award of stock units under the 2005 Stock Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2005 Stock Incentive Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

We intend to register the shares available for issuance under the plan under a registration statement on Form S-8 under the Securities Act of 1933, as amended, as soon as practicable after receiving stockholder approval.

A copy of the plan is attached as Exhibit B to this proxy statement.

Vote Required

The approval by the affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the special meeting is required to approve the 2005 Stock Incentive Plan. Abstentions will have the same effect as a “no” vote. Broker “non-votes” will not be counted for purposes of approving the plan.

Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal II to approve the 2005 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2005 STOCK INCENTIVE PLAN.

EXECUTIVE OFFICERS

The following biographical descriptions set forth certain information with respect to Champps’ executive officers.

Michael P. O’Donnell. Mr. O’Donnell has been the chief executive officer and president of Champps since March 2005. See Proposal I Election of Directors for the biography of Mr. O’Donnell.

Richard Scanlan. Mr. Scanlan has served as chief operating officer and senior vice president of operations for Champps since August 2005. Mr. Scanlan served as the vice president of operations for Carmella’s, a division of Sbarro, Inc. from November 2004 to August 2005. From February 2000 to November 2004, he served as senior director of operations for Hard Rock Café and from August 1997 to February 2000, Mr. Scanlan worked for Champps as a director of operations. He is 46 years old.

David D. Womack. Mr. Womack has served as our chief financial officer and treasurer since August 2005. Mr. Womack served as vice president of finance and controller for Champps since June 2005. From September 2004 until May 2005, Mr. Womack served as vice president and controller for VICORP Restaurants, Inc. From April 2002 until September 2004, he served as controller for Champps. From April 1997 until April 2002, Mr. Womack served in various capacities including controller, chief financial officer and chief executive officer for the Wynkoop Brewing Company. He is 42 years old.

Donna L. Depoian. Ms. Depoian has served as our vice president, general counsel and secretary since May 1998. She served as acting general counsel and assistant secretary from February 1998 to May 1998 and as corporate counsel and assistant secretary from July 1997 to February 1998. Ms. Depoian also served as corporate counsel and assistant secretary for DAKA International, Inc. from April 1994 to July 1997. She is 45 years old.

J. David Miller. Mr. Miller has served as vice president of construction and design since October 1999. He is 54 years old.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table shows the amount of common stock of Champps beneficially owned as of September 30, 2005 based on 13,099,885 shares of common stock outstanding on such date by:

•	each director;
•	the chief executive officer and the two most highly compensated executive officers of Champps, each of whose compensation exceeded $100,000 during the fiscal year ended July 3, 2005;
•	the former chief executive officer, former chief operating officer and former chief financial officer;
•	all directors and named executive officers of Champps as a group; and
•	each person known by Champps to beneficially own more than 5% of our outstanding common stock based upon our review of documents filed by them with the SEC and/or information available on www.nasdaq.net with respect to the ownership of our shares of common stock.

Unless otherwise indicated, the address for each person or entity below is c/o Champps Entertainment, Inc., 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124.

Beneficial ownership of common stock includes shares that are individually or jointly owned, as well as shares of which the individual has sole or shared investment or voting authority. Beneficial ownership of common stock also includes shares that could be purchased by the exercise of options, warrants or notes at or within 60 days of October 1, 2005. The amounts set forth in the table as beneficially owned include shares owned, if any, by spouses and relatives living in the same home, as to which beneficial ownership may be disclaimed as set forth in the notes following the table.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Directors and Executive Officers
Stephen F. Edwards (1)	36,000	*
James Goodwin (2)	48,500	*
Ian Hamilton (3)	26,000	*
Michael P. O’Donnell (4)	26,000	*
Karl Okamoto (5)	10,000	*
Charles G. Phillips (6)	26,000	*
William H. Baumhauer (7)	100,000	*
Donna L. Depoian (8)	70,823	*
Frederick J. Dreibholz (9)	83,721	*
Donnie N. Lamb (10)	—	*
J. David Miller (11)	81,384	*

Other Stockholders
Atticus Capital, L.L.C. (12)	4,411,833	32.8%
T. Rowe Price Associates (13)	1,313,844	9.7%
Dimensional Fund Advisors, Inc. (14)	1,012,532	7.7%
Franklin Advisory Services, LLC (15)	920,000	7.0%

All directors and executive officers as a group (13 persons) (16)	508,428	3.7%

(1)	All the shares shown represent shares subject to currently exercisable options. Excludes shares which may be deemed to be beneficially owned by Atticus Capital, L.L.C. as described below. The address for Mr. Edwards is c/o Atticus Capital, L.L.C., 152 West 57th Street, 45th Floor, New York, New York 10019.

(2)	Includes 46,000 shares of common stock issuable on the exercise of stock options held by the Gordon Tang Goodwin Trust of which Mr. Goodwin is a trustee. Mr. Goodwin disclaims beneficial ownership of shares owned by this trust. The address for Mr. Goodwin is c/o Half Moon LLC, 39 East 79th Street, New York, New York 10021.

(3)	All the shares shown represent shares subject to currently exercisable options. The address for Mr. Hamilton is 333 S. State Street, Suite V-154, Lake Oswego, Oregon 79034.

(4)	All the shares shown represent shares subject to currently exercisable options. The address for Mr. O’Donnell is 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124.

(5)	All the shares shown represent shares subject to currently exercisable options. Excludes shares which may be deemed to be beneficially owned by Atticus Capital, L.L.C. as described below. The address for Mr. Okamoto is c/o Atticus Capital, L.L.C., 152 West 57th Street, 45th Floor, New York, New York 10019.

(6)	All the shares shown represent shares subject to currently exercisable options. The address for Mr. Phillips is c/o Prentice Capital Management, LP, 900 Third Avenue, New York, New York 10022.

(7)	All the shares shown represent shares subject to currently exercisable options. Mr. Baumhauer ceased to be the company’s chief executive officer on March 2, 2005.

(8)	Includes 67,633 shares of common stock issuable upon the exercise of stock options held by Ms. Depoian.

(9)	Includes 82,049 shares of common stock issuable upon the exercise of stock options held by Mr. Dreibholz. Mr. Dreibholz ceased to be the company’s chief financial officer on August 16, 2005.

(10)	Mr. Lamb ceased to be the company’s chief operating officer on May 6, 2005.

(11)	Includes 77,333 shares of common stock issuable upon the exercise of stock options held by Mr. Miller.

(12)	Includes (a) 4,060,052 shares of common stock, (b) 281,425 shares issuable upon conversion of the 5.5% convertible subordinated notes due 2007 in the aggregate principal amount of $3,000,000 (assuming conversion at the initial conversion price of $10.66 per share) and (c) 70,356 shares issuable upon exercise of the warrants (assuming conversion at the initial conversion price of $11.10 per share) both issued by Champps in December 2002 to Atticus Capital, L.L.C. which were subsequently transferred to certain funds managed by Atticus Capital, L.L.C. Atticus Capital, L.L.C., together with certain of its affiliated entities, act as advisors for various investment funds and managed accounts. Mr. Timothy R. Barakett is the chairman, chief executive officer and managing member of Atticus Capital, L.L.C. Based on his relationship with Atticus Capital, L.L.C. and the affiliate entities, Mr. Barakett is deemed to be the beneficial owner of such shares. The address for Mr. Barakett and Atticus Capital, L.L.C. is 152 West 57th Street, 45th Floor, New York, New York 10019.

(13)	This number includes 375,235 shares issuable upon conversion of $4,000,000 convertible subordinated notes and 93,809 warrants to purchase common stock purchased from Champps in December 2002. The address for T. Rowe Price Associates is 100 East Pratt St., Baltimore, Maryland 21202.

(14)	The address for Dimensional Fund Advisors, Inc is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(15)	Franklin Advisory Services, LLC may be deemed to be a beneficial owner of 920,000 shares of common stock held by Franklin Resources, Inc. Charles B. Johnson and Rupert H. Johnson each may be deemed to be beneficial owners of securities held by Franklin Resources, Inc. Each disclaims beneficial ownership of any of the 920,000 shares of common stock held by Franklin Resources, Inc. The address for Franklin Advisory Services, LLC is 901 Mariners Island Blvd., 6th Floor, San Mateo, California 94404.

(16)	The number of shares beneficially owned by all directors and executive officers as a group includes 497,015 shares of common stock issuable upon the exercise of outstanding stock options.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

All of our directors are entitled to be reimbursed for reasonable expenses incurred by them in connection with their attendance at board and committee meetings. Members of the audit committee, compensation committee and nominating and governance committee also receive $3,000 per meeting for their service at the meeting.

Executive Compensation

Summary Compensation Table

The following table provides information as to compensation paid by Champps for fiscal years 2003, 2004 and 2005 to the chief executive officer, the former chief executive officer, former chief operating officer, former chief financial officer and the two most highly compensated executive officers of Champps, each of whose compensation exceeded $100,000 during the fiscal year ended July 3, 2005 (the “named executives”).

Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus (1)	Restricted Stock Awards		Securities Underlying Options / SARs (2)	All Other Compensation (3)
Michael P. O’Donnell (4) Chairman, Chief Executive Officer and President	2005 2004 2003	$135,000 — —	$66,301 — —	$	— — —	— — —	$	— — —
Donna L. Depoian Vice President, General Counsel and Secretary	2005 2004 2003	142,969 135,577 131,684	— 48,157 —		— — —	15,000 12,500 6,000		— — 851
J. David Miller Vice President of Construction and Design	2005 2004 2003	150,308 145,461 141,154	— 51,685 —		— — —	15,000 12,500 6,000		— — 907
William H. Baumhauer (5) Former Chairman, Chief Executive Officer and President	2005 2004 2003	287,701 400,010 400,010	— 141,120 —		— — —	50,000 50,000 —		123,077 — 2,200
Frederick J. Dreibholz (6) Former Vice President and Chief Financial Officer	2005 2004 2003	163,615 148,315 141,849	— 55,037 —		— — —	20,000 17,500 9,000		— — —
Donnie N. Lamb (7) Former Senior Vice President and Chief Operating Officer	2005 2004 2003	178,462 182,692 171,923	— 65,268 —		— — —	30,000 25,000 12,000		24,192 — 1,122

(1)	Represents amounts accrued for performance at fiscal year end but paid after fiscal year end. Mr. O’Donnell’s 2005 bonus was guaranteed and paid as per his employment agreement.

(2)	Represents the number of options to acquire common stock granted during the applicable fiscal year.

(3)	The amounts for Messrs. Baumhauer and Lamb represent payments under their respective severance agreements. All other amounts represent the company’s 401(k) matching contribution.

(4)	Mr. O’Donnell was appointed chairman, chief executive officer and president on March 2, 2005. Pursuant to his employment agreement, Mr. O’Donnell will be granted 514,680 shares of restricted stock upon stockholder approval of company’s 2005 Stock Incentive Plan.

(5)	Mr. Baumhauer ceased to be the company’s chairman, chief executive officer and president on March 2, 2005.

(6)	Mr. Dreibholz ceased to be the company’s chief financial officer on August 16, 2005.

(7)	Mr. Lamb ceased to be the company’s chief operating officer on May 6, 2005.

Option Grants in Fiscal Year 2005

Champps grants options to its executive officers under its 1997 Stock Option and Incentive Plan and its 2003 Stock Option and Incentive Plan (collectively the “Incentive Plans”). As of July 3, 2005, options to purchase 1,109,568 shares were outstanding under the Incentive Plans and options to purchase 473,897 shares remained available for grant.

The following table provides certain information with respect to stock options granted by Champps during fiscal year 2005 to the chief executive officer and the named executives.

Name	Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
Michael P. O’Donnell	—	0.0%	$—	—	$—	$—
Donna L. Depoian	15,000	4.3%	7.85	8/5/2014	74,100	187,650
J. David Miller	15,000	4.3%	7.85	8/5/2014	74,100	187,650
William H. Baumhauer	50,000	14.3%	7.85	8/5/2014	247,000	625,500
Frederick J. Dreibholz	20,000	5.7%	7.85	8/5/2014	98,800	250,200
Donnie N. Lamb	30,000	8.6%	7.85	8/5/2014	148,200	375,300

(1)	Potential realizable value is the value of the granted options, based on the assumed annual growth rates of the share price shown during their ten-year option term. For example, a 5% growth rate, compounded annually, for Mr. Baumhauer’s, Ms. Depoian’s, Mr. Dreibholz’, Mr. Lamb’s and Mr. Miller’s grants result in a share price of $12.79 per share, and a 10% growth rate, compounded annually, result in a share price of $20.36 per share. These potential realizable values are listed to comply with the regulations of the Securities and Exchange Commission, and we cannot predict whether these values will be achieved. Actual gains, if any, on stock option exercises are dependent on the actual future performance of the common stock.

Aggregate Option Exercises in Fiscal Year 2005 and Year-End Option Values

The following table sets forth the number of shares of common stock covered by the stock options held by the chief executive officer and the named executives of Champps as of the end of fiscal year 2005. The value of unexercised in-the-money options is based on the closing price of the common stock as reported by Nasdaq on the last day of the most recent fiscal year, July 3, 2005, minus the exercise price, multiplied by the number of shares underlying the options.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-end		Value of Outstanding In-the-Money Options Options at Fiscal Year-end
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael P. O’Donnell	—	$—	—	—	$—	$—
Donna L. Depoian	—	—	58,467	23,333	56,305	3,750
J. David Miller	—	—	68,166	23,334	134,905	3,750
William H. Baumhauer	—	—	100,000	—	22,500	—
Frederick J. Dreibholz	—	—	84,833	31,667	152,195	5,250
Donnie N. Lamb	96,333	217,572	—	—	—	—

Equity Compensation Plan Information

The following table provides certain information with respect to all of the company’s equity compensation plans in effect as of July 3, 2005.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1) (1997) + (2003) + ESPP	1,109,568	6.81	614,600	(1)
Equity compensation plans not approved by stockholders	—	—	—

Total	1,109,568	6.81	614,600

(1)	Includes 400,000 shares authorized for issuance under the Employee Stock Purchase Plan under which 252,266 shares have been issued and 7,031 shares were subject to purchase as of July 3, 2005. In addition, the Company has 1,365,000 shares authorized for issuance under its 1997 Stock Option and Incentive Plan of which 1,333,039 shares have been issued and the Company also has 1,250,000 authorized for issuance under its 2003 Stock Option and Incentive Plan under which 808,064 shares have been issued.

Employment and Termination Agreements

Frederick J. Dreibholz. On September 1, 2005, Champps entered into a separation agreement with Frederick J. Dreibholz, the company’s prior chief financial officer. Under the separation agreement, Champps agreed to pay to Mr. Dreibholz the sum of $19,038.60 as a severance payment.

William H. Baumhauer. On March 2, 2005, Champps and Mr. Baumhauer, the company’s former chairman, president and chief executive officer, entered into a separation agreement. Under the separation agreement, Mr. Baumhauer is entitled to receive 12 months of base salary and all other payments and benefits under his amended and restated employment agreement dated as of May 22, 2003. In addition, the date of vesting and exercisability of all unexercised and unexpired stock options or other stock based incentive awards held by Mr. Baumhauer were accelerated to the date of termination.

Donnie N. Lamb. On May 4, 2005 Champps entered into a separation agreement with Donnie N. Lamb, the company’s prior chief operating officer. Under the separation agreement, Champps agreed to pay to Mr. Lamb the sum of $100,000 in equal bi-weekly payments.

Michael P. O’Donnell. On March 2, 2005, Champps entered into an employment agreement with Mr. O’Donnell to serve as Champps’ chief executive officer and president. Under the employment agreement Champps will pay Mr. O’Donnell a base salary of $450,000 plus a performance-based bonus of $200,000, subject to Mr. O’Donnell remaining employed by Champps on the last day of each applicable fiscal year and satisfaction of certain performance goals to be established by the compensation committee of the board. The agreement provided for a guaranteed bonus of $200,000 if he was employed by Champps on June 30, 2005, which bonus was pro rated based on the number of days he was employed by Champps during the current fiscal year. The compensation committee may, in its discretion, pay an amount less than or greater than $200,000 upon partial or excess achievement of the applicable performance goals. Mr. O’Donnell is eligible to participate in Champps’ present and future employee benefits and is entitled to $1 million of life insurance coverage, long-term disability coverage and an automobile allowance. Champps has agreed to grant Mr. O’Donnell 128,670 shares of restricted common stock that vest as to 1/3 of the shares on each anniversary of the date of grant and 386,010 shares of restricted stock that vest after seven years or earlier upon satisfaction of certain average market price maintenance requirements upon stockholder approval of the 2005 Stock Incentive Plan. If Mr. O’Donnell’s employment with Champps is terminated by the company without cause or by Mr. O’Donnell for good reason, Champps shall pay him his pro rata portion of the annual bonus Mr. O’Donnell would have earned through the date of termination and, for a period of up to 24 months, an amount equal to 1/12th of his base salary and target bonus, and continued medical coverage for up to two years. If Mr. O’Donnell becomes employed by another entity that is not a competitor to Champps prior to the end of the 24-month severance period, all remaining severance payments shall be reduced by one-half throughout the remainder of the severance term. If Mr. O’Donnell becomes employed by a competitor of Champps prior to the end of the 24-month severance period, all remaining severance payments shall immediately terminate.

There are no family relationships between Mr. O’Donnell and any of Champps’ other directors or executive officers. Except for the employment agreement described herein, there are no transactions between Champps and Mr. O’Donnell requiring disclosure. Prior to his appointment as Champps’ chief executive officer and president, Mr. O’Donnell was the principal of a consulting company that received a monthly consulting fee of $1,500 from Atticus Capital, L.L.C., Champps’ largest stockholder.

Richard Scanlan. On August 17, 2005, Champps entered into an employment agreement with Mr. Scanlan. The agreement provides that Champps will pay Mr. Scanlan a base salary of $200,000 plus bonus potential of up to 40% of his annual base salary pursuant to criteria contained in the company’s corporate bonus plan and a car allowance of $800 per month. Mr. Scanlan will be eligible to participate in the company’s present and future employee benefits and shall be entitled to life insurance and long-term disability coverage at two times his annual base salary. Champps has agreed to grant Mr. Scanlan 32,000 shares of restricted common stock that vest over three years and 70,000 shares of restricted stock that vest after the seventh year of his employment or sooner upon satisfaction of certain average market price maintenance requirements if the 2005 Stock Incentive Plan is approved. If Mr. Scanlan’s employment with the company is terminated by the company without cause (as defined in Mr. Scanlan’s employment agreement), Champps shall pay him compensation equal to four months of his base pay in four equal monthly installments.

David D. Womack. On August 17, 2005, Champps entered into an employment agreement with Mr. Womack to serve as Champps’ vice president, treasurer and chief financial officer. The agreement provides that Champps will pay Mr. Womack a base salary of $200,000 plus bonus potential of up to 30% of his annual base salary pursuant to criteria contained in the company’s corporate bonus plan and a car allowance of $500 per month. Champps has agreed to grant Mr. Womack 32,000 shares of restricted common stock that vest over three years and 60,000 shares of restricted stock that vest after the seventh year of his employment or sooner upon satisfaction of certain average market price maintenance requirements if the 2005 Stock Incentive Plan is approved. If Mr. Womack’s employment with Champps is terminated by the company without cause (as defined in Mr. Womack’s employment agreement), Champps shall pay him compensation equal to four months of his base pay in four equal monthly installments.

J. David Miller. On August 18, 2005, Champps entered into an employment agreement with Mr. Miller to serve as Champps’ vice president of construction and development. The agreement provides that Champps will pay Mr. Miller a base salary of $156,000 plus bonus potential of up to 30% of his annual base salary pursuant to criteria contained in the company’s corporate bonus plan and a car allowance of $500 per month. If Mr. Miller’s employment with Champps is terminated by the company without cause (as defined in Mr. Miller’s employment agreement), Champps shall pay him compensation equal to four months of his base pay in four equal monthly installments.

Donna L. Depoian. On February 26, 1999, Champps entered into an employment agreement with Ms. Depoian to serve as vice president, general counsel and secretary. The agreement provides for an initial term of one year and for successive one-year renewals thereafter. Under the agreement, Ms. Depoian receives an annual base salary of $120,000, subject to adjustment at the discretion of the board of directors. Ms. Depoian’s current annual salary is $149,600 and she receives a car allowance of $500 per month. The agreement further provides that in the event Champps terminates Ms. Depoian’s employment without “cause,” or if Ms. Depoian terminates her employment for “good reason,” Champps shall pay Ms. Depoian an amount equal to Ms. Depoian’s cash compensation for one year.

Indemnification Agreements

Champps has entered into indemnification agreements with certain members of the board, pursuant to which Champps has agreed to advance expenses and indemnify such persons against certain liabilities incurred in connection with their services to Champps. In the event of a proceeding brought against an indemnified person by or in the right of Champps, that person shall not be entitled to indemnification if he or she is adjudged to be liable to Champps, or if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by Champps in such event if, and only to the extent, determined by the Court of Chancery of the State of Delaware, or another court in which such proceeding is brought or is pending.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment and Termination Agreements

We have entered into employment and termination agreements with certain of our named executive officers. For the details of these agreements, please see “Employment and Termination Agreements” above.

Stock Performance Graph

The following graph provides a comparison of cumulative total stockholder return for the period from July 2, 2000 through July 3, 2005 (the last day of Champps’ most recently completed fiscal year), among: Champps; the Russell 3000 Index; a peer group which is made up of the S&P small cap restaurant index. The stock performance graph assumes an investment of $100 in each of Champps and the two indexes, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance.

	Cumulative Total Return
	7/2/00	7/1/01	6/30/02	6/29/03	6/27/04	7/3/05

CHAMPPS ENTERTAINMENT, INC.	100.00	188.84	227.16	88.56	159.83	138.05
RUSSELL 3000	100.00	86.07	71.23	71.90	82.54	93.74
S & P SMALL CAP RESTAURANT	100.00	140.56	185.34	189.03	215.51	273.26

Compensation Committee Report

The compensation committee reviews and approves compensation levels for Champps’ executive officers, including the chief executive officer, and oversees and administers Champps’ executive compensation programs and stock option and incentive plans. All members of the compensation committee, listed at the end of this report, are non-employee directors who are not eligible to participate in the compensation programs that the compensation committee oversees except for option and restricted stock award grants. See “Directors’ Compensation”.

Philosophy

The compensation committee believes that the interests of Champps’ stockholders are best served when compensation is directly aligned with Champps’ financial performance. Therefore, the compensation committee has approved overall compensation programs that award a competitive base salary and encourage exceptional performance through meaningful incentive awards, both short- and long-term, which are tied to Champps’ performance.

Responsibilities

The responsibilities of the compensation committee include:

•	developing compensation programs that are consistent with and are linked to Champps’ strategy;

•	assessing the performance of and determining an appropriate compensation package for the president and chief executive officer; and

•	ensuring that compensation for the other executive officers reflects individual, team, and Champps’ performance appropriately.

Purpose

Champps’ executive compensation programs are designed to:

•	attract, retain and motivate key executive officers;

•	link the interests of executive officers with stockholders;

•	support Champps’ goal of providing superior value to its stockholders and customers; and

•	provide appropriate incentives for executive officers, based on achieving key operating and organizational goals.

The compensation committee believes that Champps’ executive compensation policies should be reviewed annually after the fiscal year when the financial results of the prior fiscal year become available. The policies should be reviewed in light of their consistency with Champps’ financial performance, its business plan and its position within the restaurant industry, as well as the compensation policies of similar companies in the restaurant business. The compensation of individual executives is reviewed annually by the compensation committee in light of its executive compensation policies for that year. The compensation committee retained Pearl Meyer & Partners, an independent compensation consulting firm, to advise the compensation committee with respect to the company’s annual executive compensation program, including the chief executive officer’s compensation.

Annually each fiscal year, the compensation committee evaluates each individual officer’s performance in order to determine whether to recommend the payment of bonuses and/or options or restricted stock and, if so, the amount of each such bonus and/or options, or restricted stock. The compensation committee reviews individual executive compensation, individual performance, corporate performance, stock price appreciation, and total return to stockholders of the company as well as restaurant industry compensation information from the company’s independent consulting firm. When reviewing individual performance of officers of the company, the compensation committee also takes into account the recommendations of the company’s chief executive officer. Base salaries are targeted at median competitive levels for similar-sized companies in the restaurant industry and are adjusted to recognize varying levels of responsibility, individual performance, business unit performance and internal equity issues. The compensation committee does not assign a predetermined specific weight to these items. In setting and reviewing compensation for the executive officers, the compensation committee considers a number of different factors designed to assure that compensation levels are properly aligned with Champps’ business strategy, corporate culture and operating performance. Among the factors considered are the following:

Comparability — The compensation committee considers the compensation packages of similarly situated executives within the restaurant industry, including some of the companies that are referenced in the S&P Small Cap Restaurant Index in the Stock Performance Graph contained herein. The objective is to maintain competitiveness in the marketplace in order to attract and retain the highest quality executives. This is a principal factor in setting base levels of compensation.

Pay for Performance — The compensation committee believes that compensation should be directly linked to operating performance. To achieve this link with regard to short-term performance, the compensation committee relies on cash bonuses, which shall be determined on the basis of the criteria set forth in the company’s bonus plan. The bonus plan provides that bonuses will be paid in the event the company’s net income exceeds prior year’s net income with a sliding scale based upon the company’s performance relative to its budget, in the event that the company also exceeds its budget.

Equity Ownership — The compensation committee believes that equity-based, long-term compensation aligns executives’ long-range interests with those of the stockholders. These long-term incentive programs are reflected in the 2005 Stock Incentive Plan. The compensation committee believes that significant stock ownership is a major incentive in building stockholder value and determined grants under the company’s stock incentive plan with that goal in mind. Historically, the company has sought to provide equity-oriented incentives to its executive officers through periodic grants of stock options. Recently, however, the company has chosen to grant one-time restricted stock awards that are subject to time and performance-based vesting. The company believes these types of equity awards better link the incentives of senior management with those of its stockholders.

Qualitative Factors — The compensation committee believes that in addition to corporate performance and specific business unit performance, in setting and reviewing executive compensation it is appropriate to consider the personal contributions that a particular individual may make to the overall success of Champps. Such qualitative factors as leadership skills, impact on the company’s business and employee development have been deemed to be important qualitative factors to take into account in considering levels of compensation.

Annual Cash Compensation

Annual cash compensation for the executive officers consists of a base salary and a variable, at-risk incentive bonus under Champps’ corporate bonus plan.

It is Champps’ general policy to pay competitive base compensation to its executive officers. The compensation committee annually reviews and, if appropriate, adjusts executive officers’ base salaries. In making individual base salary recommendations, the compensation committee considers the executive’s experience, management and leadership ability, technical skills, his or her compensation history, as well as the performance of Champps as a whole and, where applicable, the performance of specific business units.

Under the corporate bonus plan, each executive is assigned a target incentive award. This incentive award may be awarded by the compensation committee, based on its assessment of a combination of four factors: Champps’ overall performance; business unit performance; attainment of predetermined individual goals; and the level of personal/leadership impact.

Chief Executive Officer Compensation

On March 2, 2005, Mr. O’Donnell was hired by Champps as president and chief executive officer and appointed chairman of the board of directors on which he had served as a director since September 2002. At the recommendation of the compensation committee, Champps entered into an employment agreement with Mr. O’Donnell on March 2, 2005. See “Executive Compensation.” In setting Mr. O’Donnell’s compensation and the terms of his employment agreement, the compensation committee considered the recommendation of the independent compensation consulting firm and analyzed the compensation of chief executive officers of similarly, situated companies in the restaurant industry, including some of the companies that are referenced in the S&P Small Cap Restaurant Index in the Stock Performance Graph contained in the proxy statement. Under the terms of his employment agreement Champps will pay Mr. O’Donnell a base salary of $450,000 plus a performance-based bonus of $200,000, subject to Mr. O’Donnell remaining employed by Champps on the last day of each applicable fiscal year and satisfaction of certain performance goals to be established by the compensation committee of the board of directors. If Mr. O’Donnell is employed by Champps on June 30, 2005, he shall be paid a guaranteed bonus equal to $200,000, pro rated based on the number of days he is employed by Champps during the current fiscal year. The compensation committee may, in its discretion, pay an amount less than or greater than $200,000 upon partial or excess achievement of the applicable performance goals. Mr. O’Donnell is eligible to participate in the company’s present and future employee benefits and shall be entitled to $1 million of life insurance coverage, long-term disability coverage and an automobile allowance. Champps agrees to grant Mr. O’Donnell 128,670 shares of restricted common stock that vest as to 1/3 of the shares on each anniversary of the date of grant and 386,010 shares of restricted stock that vest after seven years or earlier upon satisfaction of certain average market price maintenance requirements. If Mr. O’Donnell’s employment with Champps is terminated by Champps without cause or by Mr. O’Donnell for good reason, the company shall pay him his pro rata portion of the annual bonus Mr. O’Donnell would have earned through the date of termination and, for a period of up to 24 months, an amount equal to 1/12th of his base salary and target bonus, and continued medical coverage for up to two years. If Mr. O’Donnell becomes employed by another entity that is not a competitor to Champps prior to the end of the 24-month severance period, all remaining severance payments shall be reduced by one-half throughout the remainder of the severance term. If Mr. O’Donnell becomes employed by a competitor of Champps prior to the end of the 24-month severance period, all remaining severance payments shall immediately terminate. The compensation committee believes that Mr. O’Donnell’s compensation is appropriate.

On March 2, 2005, the company entered into a separation agreement with William H. Baumhauer, the company’s former chairman, president and chief executive officer. Under the separation agreement, Mr. Baumhauer is entitled to receive 12 months of base salary and all other payments and benefits under his amended and restated employment agreement dated as of May 22, 2003. In addition, the date of vesting and exercisability of all unexercised and unexpired stock options or other stock based incentive awards held by Mr. Baumhauer were accelerated to the date of termination.

At the beginning of fiscal 2005, the compensation committee evaluated the performance of Mr. Baumhauer taking into account the amounts provided for under his then current amended and restated employment agreement dated May 22, 2003 and taking into account the base salaries of chief executive officers of other restaurant companies. The compensation committee also assessed Mr. Baumhauer’s individual performance, including his leadership with respect to the development of long-term business strategies for the company to improve its economic value and the performance of the company when making compensation decisions regarding Mr. Baumhauer. In setting Mr. Baumhauer’s compensation package, the compensation committee did not assign relative weights or rankings to these factors, but instead made a subjective determination based on a consideration of all such factors.

Compensation of Other Officers

Champps’ executive compensation program for other executive officers is described above, were developed applying the factors discussed above and the compensation committee believes that the compensation program is appropriate.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. For 2005, none of our executive officers’ compensation subject to the deductibility limit exceeded $1,000,000.

Submitted by the Champps Entertainment, Inc.

Compensation Committee on October 17, 2005

Karl Okamoto, Chairman

Ian Hamilton

Stephen Edwards

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee has a reportable relationship with Champps.

Audit Committee Report

The audit committee is comprised of three outside directors, all of whom are independent under the NASD listing standards. In the 2005 fiscal year, the board of directors approved and adopted an amended and restated audit committee charter, which sets forth the audit committee’s duties and responsibilities in compliance with the SEC regulations and NASD rules. A copy of the amended and restated charter is attached hereto as Exhibit A. The audit committee reviews Champps’ financial reporting process on behalf of the board of directors. Champps’ management is responsible for the financial statements and the reporting process, including the system of internal controls. Champps’ independent auditors are responsible for expressing an opinion on the consolidated financial statements of Champps in conformity with U.S. generally accepted accounting principles.

In this context, the audit committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements. Management represented to the audit committee that the consolidated financial statements were prepared in conformity with U.S. generally accepted accounting principles. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified or supplemented, and all other matters required to be discussed with the auditors. In addition, the audit committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) in a letter dated September 6, 2005, as modified or supplemented, and has discussed with them their independence from Champps and its management. The audit committee has also considered whether the independent auditors’ provision of non-audit services to Champps is compatible with the auditor’s independence. The audit committee also discussed with Champps’ internal and independent auditors the overall scope and plans for their respective audits. The audit committee met with the internal and independent auditor to discuss the results of their examinations, the evaluations of Champps’ internal controls, and the overall quality of Champps’ financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in Champps’ annual report on Form 10-K for the year ended July 3, 2005, for filing with the Securities and Exchange Commission.

Submitted by the Champps Entertainment, Inc.

Audit Committee on October 17, 2005

Charles G. Phillips—Chairman

James Goodwin

Ian Hamilton

In accordance with the rules and regulations of the SEC, the above report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP served as our independent auditors for the 2005 fiscal year. Our audit committee has selected KPMG LLP to be our independent auditors for the 2006 fiscal year. Ratification of the selection of KPMG LLP by our stockholders is not required by law, regulation or Nasdaq rules.

Representatives of KPMG LLP are expected to be present at the annual meeting to answer appropriate questions from the stockholders and will be given an opportunity to make a statement on behalf of KPMG LLP should they desire to do so. None of our directors or executive officers has any substantial interest, direct or indirect, in KPMG LLP.

AUDIT AND OTHER FEES

We incurred the following fees to our auditors, KPMG LLP, for the fiscal years ended July 3, 2005 and June 27, 2004:

Fiscal Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total
2005	$774,500	$—	$—	$—	$774,500
2004	218,900	62,333	5,000	—	286,233

Audit Fees

Fiscal year 2005 audit fees consisted of audit and quarterly reviews of the consolidated financial statements for the fiscal year ended July 3, 2005 or services normally provided by our accountants in connection with statutory and regulatory filings. Included in the services provided by our accountant were compliance with Section 404 of the Sarbanes-Oxley Act and audit work associated with our restatement of previously issued financial statements for lease accounting issues. All services performed by the principal accountant were performed by full-time employees of KPMG LLP.

Fiscal year 2004 audit fees consisted of $215,000 for the audit and quarterly reviews of the consolidated financial statements for the fiscal year ended June 27, 2004 and $2,000 for consents and assistance with, and review of, registration statements filed with the SEC. All services performed by the principal accountant were performed by full-time employees of KPMG LLP.

Audit Related Fees

Audit related fees for fiscal 2004 represent the aggregate fees for assurance and related services performed by our principal accountant that are reasonably related to the performance of the audit or the review of our quarterly financial statements and are not reported in audit fees described above. These fees relate to audits of employee benefit plans. Also included are fees for assistance with the initial steps of compliance with the rules of Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”).

Tax Fees

Tax fees for fiscal 2004 represent the aggregate fees for tax advice provided by KPMG LLP.

Audit Committee Pre-approval of Fees

The audit committee meets with the independent auditors prior to the audit to discuss the planning and staffing of the audit and to approve the proposed fee for the audit and any required special services. The audit committee is notified in advance of and pre-approves, any proposed engagement of the independent auditor to provide non-audit services to Champps. The audit committee adopted a pre-approval policy for services by its independent accountant to comply with Securities and Exchange Commission Release No. 33-8183 pursuant to which all services provided by the principal auditor are pre-approved by the chairman of the audit committee. The audit committee pre-approved all services performed by the principal accountants for fiscal year 2005 in accordance with the pre-approval policy.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Champps’ executive officers, directors and persons who own more than 10% of a registered class of Champps’ equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies to Champps.

Based upon a review of the reports furnished to Champps and representations made to Champps by its officers and directors, Champps believes that, during fiscal year 2005, its officers, directors and its 10% beneficial owners, complied with all applicable reporting requirements.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by Champps. In addition, Champps will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy materials to brokers or other persons holding stock in their names or in the names of their nominees and for charges and expenses in forwarding proxies and proxy materials to the beneficial owners. Solicitations may further be made by officers and regular employees of Champps, without additional compensation, by use of mail, email, personal interview, telephone or telecopy.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Stockholders who want to have a proposal included in our proxy statement for next year’s annual meeting of stockholders must send the proposal to Champps for a receipt date of no later than June 27, 2006. Such a proposal must also comply with the requirements as to form and substance established by the company’s by-laws and by the Securities and Exchange Commission in order to be included in the proxy statement and should be directed to the secretary of Champps at the principal executive offices of Champps located at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2006 Annual Meeting, SEC rules permit management to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on September 10, 2006, and advise stockholders in the 2006 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on September 10, 2006.

OTHER MATTERS

The board of directors is not aware of any other matter to be presented for action at the annual meeting of stockholders; however, if any other matter is properly presented it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements of proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Champps’ stockholders may be householding our proxy materials. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker to discontinue householding and direct your written request to receive a separate proxy statement and annual report to Champps at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124, Attention: Corporate Secretary, or by

calling 720-529-7370. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

A free copy of the Form 10-K may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.champps.com and clicking on “Investor Relations,” then on “Filings with the SEC.”

THIS PROXY STATEMENT IS ACCOMPANIED BY CHAMPPS’ ANNUAL REPORT TO STOCKHOLDERS FOR FISCAL YEAR 2005. ADDITIONAL INFORMATION IS CONTAINED IN CHAMPPS’ ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 3, 2005, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. CHAMPPS WILL FURNISH WITHOUT CHARGE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CHAMPPS ENTERTAINMENT, INC., 10375 PARK MEADOWS DRIVE, SUITE 560, LITTLETON, COLORADO 80124.

BY ORDER OF THE BOARD OF DIRECTORS,

Donna L. Depoian

Secretary

October 19, 2005

Exhibit A

Amended and Restated September 28, 2005

CHARTER OF THE

AUDIT COMMITTEE

OF

THE BOARD OF DIRECTORS

OF

CHAMPPS ENTERTAINMENT, INC.

The board of directors (the “Board”) of Champps Entertainment, Inc. (the “Company”) shall appoint the audit committee which shall be constituted and have the responsibilities and authority described herein.

Composition

The audit committee shall consist of three or more directors, as determined from time to time by the Board. Each member of the audit committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc. (“Nasdaq”), as may be in effect from time to time. Additionally, at least one member of the audit committee shall be designated by the Board to be an “audit committee financial expert” as defined in the Securities Exchange Act of 1934 and the rules and regulations promulgated pursuant thereto (the “Act”).

The chairperson of the audit committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the audit committee, by a majority vote, may designate a chairperson.

Any vacancy on the audit committee shall be filled by majority vote of the Board. No member of the audit committee shall be removed except by majority vote of the Board.

Responsibilities and Authority

The audit committee’s primary responsibility shall be to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements and to monitor the independence of the Company’s external auditors and the administration of the Company’s internal controls.

In carrying out its duties and responsibilities, the audit committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the audit committee and the audit committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, Nasdaq, or any other applicable regulatory authority:

1.	Be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each registered public accounting firm performing audit or other services for the Company shall report directly to the audit committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company’s annual report is referred to herein as the “independent auditors”).

2.	Evaluate the performance of the independent auditors and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant.

3.	Review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act, all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audit services will be made by the audit committee or as otherwise provided for in the pre-approval policy adopted by the audit committee.

4.	Evaluate the independence of the Company’s independent auditors by, among other things:

(a)	Reviewing written reports from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1;

(b)	Actively engaging in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

(c)	Confirming that the compensation of the audit partner of the independent auditors is consistent with the Act;

(d)	Taking, or recommending that the Board take, appropriate action to insure the independence of the independent auditors and compliance with the Act; and

(e)	Monitoring compliance by the independent auditors with the audit partner rotation requirements and the employee conflict of interest requirements of the Act.

5.	Meet with the independent auditors prior to the audit to discuss and review the planning and staffing of the audit, including the timing and scope of audit activities. The audit committee shall monitor the progress and results of the audit plan with the independent auditors throughout the fiscal year.

6.	Review with management, the Company’s independent auditors and the leader of the Company’s internal auditing department, the following information which is required to be reported by the independent auditor:

(a)	All critical accounting policies and practices to be used;

(b)	All alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(c)	All other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences.

7.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

8.	Obtain from the independent auditors assurance that the independent auditors have complied with Section 10A of the Act with regard to its performance of services for the Company.

9.	Resolve all disagreements between the independent auditors and management regarding financial reporting.

10.	Review and discuss the Company’s annual audited financial statements and the report thereon with the independent auditors and management prior to the publication of such statements.

11.	Review and discuss the Company’s quarterly financial statements with the independent auditors and management prior to the filing of the Company’s quarterly report with the Securities and Exchange Commission (“SEC”) or the release of quarterly earnings.

12.	Discuss with the independent auditors and management the acceptability and quality of critical accounting principles and underlying estimates in the financial statements on both an annual and quarterly basis.

13.	Discuss major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

14.	The audit committee shall review:

(a)	The adequacy and effectiveness of the Company’s antifraud, accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function, through inquiry and periodic meetings with the Company’s independent auditors, management and the leader of the Company’s internal audits;

(b)	The report prepared annually by management, and attested to by the independent auditors, assessing the effectiveness of the Company’s internal controls over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal controls over financial reporting prior to its inclusion in the Company’s annual report; and

(c)	The audit committee’s level of involvement and interaction with internal audit function, including the audit committee’s authority and role in appointing and compensating employees involved in the internal audit function.

15.	The audit committee shall periodically review with the chief executive officer and chief financial officer and independent auditors:

(a)	All significant deficiencies and material weaknesses in the design or operation of the Company’s internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

16.	Review and discuss with the independent auditors the results of the Company’s year-end audit, including any comments or recommendations of the independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company’s financial statements should be included in the Company’s annual report.

17.

Meet periodically with management to discuss the Company’s guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, assess and manage the Company’s exposure to risk, as well as the major financial risk exposures of the Company and the steps management has taken to monitor and control such exposures.

18.	Review and discuss the significant reports to management prepared by the internal auditing department and management’s responses.

19.	Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the audit committee, direct the Company’s chief executive officer to assign additional internal audit projects to the leader of the Company’s internal auditing department.

20.	Meet periodically, and at least quarterly, with the chief financial officer, the senior internal auditing executive and the independent auditors in separate executive sessions.

21.	Discuss with the Company’s General Counsel, and outside counsel if appropriate, legal matters that may have a material impact on the financial statements, the Company’s compliance policies, any material reports or inquiries received from regulators or governmental agencies and any other material violations of law or breaches of fiduciary duty.

22.	Review all related party transactions for potential conflict of interest situations or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest on an ongoing basis and, if appropriate, establish procedures relating thereto. Approve or disapprove all such transactions.

23.	Establish and implement procedures for:

(a)	The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b)	The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

24.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

25.	Conduct a self-evaluation of the audit committee annually.

26.	Review and reassess the adequacy of this Charter annually.

27.	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the audit committee or the Board deems necessary or appropriate.

The audit committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter and make a report to the Board following each meeting. The audit committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The audit committee shall secure independent expert advice to the extent the audit committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the audit committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company. The Company shall also bear the ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

A majority of the members of the audit committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum. The audit committee shall maintain minutes of its meetings and records relating to those meetings.

While the audit committee has the responsibility and authority set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the audit committee to conduct investigations or to assure compliance with laws and regulations.

Exhibit B

CHAMPPS ENTERTAINMENT, INC.

2005 STOCK INCENTIVE PLAN

B-i

		10.5.2.	Creditor’s Rights.	12
	10.6.	Termination of Service.		13
	10.7.	Purchase of Restricted Stock.		13
	10.8.	Delivery of Stock.		13

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS			13

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK			13
	12.1.	General Rule.		13
	12.2.	Surrender of Stock.		13
	12.3.	Cashless Exercise.		14
	12.4.	Other Forms of Payment.		14

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS			14
	13.1.	Dividend Equivalent Rights.		14
	13.2.	Termination of Service.		14

14.	TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS			15
	14.1.	Performance Conditions		15
	14.2.	Performance or Annual Incentive Awards Granted to Designated Covered Employees		15
		14.2.1.	Performance Goals Generally.	15
		14.2.2.	Business Criteria.	15
		14.2.3.	Timing For Establishing Performance Goals.	16
		14.2.4.	Settlement of Performance or Annual Incentive Awards; Other Terms.	16
	14.3.	Written Determinations.		16
	14.4.	Status of Section 14.2 Awards Under Code Section 162(m)		16

15.	PARACHUTE LIMITATIONS			16

16.	REQUIREMENTS OF LAW			17
	16.1.	General.		17
	16.2.	Rule 16b-3.		18

17.	EFFECT OF CHANGES IN CAPITALIZATION			18
	17.1.	Changes in Stock.		18
	17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.		18
	17.3.	Corporate Transaction.		19
	17.4.	Adjustments.		19
	17.5.	No Limitations on Company.		20

18.	GENERAL PROVISIONS			20
	18.1.	Disclaimer of Rights		20
	18.2.	Nonexclusivity of the Plan		20
	18.3.	Withholding Taxes		20
	18.4.	Captions		21
	18.5.	Other Provisions		21
	18.6.	Number and Gender		21
	18.7.	Severability		21
	18.8.	Governing Law		21
	18.9.	Section 409A of the Code		21

B-ii

CHAMPPS ENTERTAINMENT, INC.

2005 STOCK INCENTIVE PLAN

Champps Entertainment, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2005 Stock Incentive Plan (the “Plan”), as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate; or (iv) willful violation or breach of any written policy or code of business conduct or ethics of the Company to the material detriment of the Company or any Affiliate of the Company or its business.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10 “Company” means Champps Entertainment, Inc.

2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12 “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.13 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15 “Effective Date” means September 28, 2005, the date the Plan is approved by the Board.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.20 “Grantee” means a person who receives or holds an Award under the Plan.

2.21 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.28 “Plan” means this Champps Entertainment, Inc. 2005 Stock Incentive Plan.

2.29 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.30 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.31 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.32 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.33 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.34 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.35 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.36 “Stock” means the common stock, par value $.01 per share, of the Company.

2.37 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.38 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof. Stock Units may also be referred to as a performance shares.

2.39 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.40 “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.41 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.42 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.43 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3. ADMINISTRATION OF THE PLAN

3.1. Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2. Committee

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall be the Compensation Committee of the Board of Directors.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3. Terms of Awards

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

3.4. Deferral Arrangement

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

3.5. No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6. Book Entry

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4. STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be the sum of 500,000 and any shares of Stock remaining available for grant (including shares which become available due to forfeitures of outstanding options or other awards) under the Company’s 1997 Stock Option and Incentive Plan, as amended, and the Company’s 2003 Stock Option and Incentive Plan. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2. Term

The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2. Successive Awards and Substitute Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant provided that the Option Price or grant price in determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3. Limitation on Shares of Stock Subject to Awards and Cash Awards

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to an Award that can be granted under the Plan to any person eligible for an Award under Section 6 hereof is 600,000 shares per calendar year; and

(ii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $2,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $5,000,000.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7. AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.

8.3. Term

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4. Termination of Service

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6. Method of Exercise

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7. Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock Certificates

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9. Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment and Grant Price

An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award.

9.2. Other Terms

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1. Grant of Restricted Stock or Stock Units

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2. Restrictions

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3. Restricted Stock Certificates

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4. Rights of Holders of Restricted Stock

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5. Rights of Holders of Stock Units

10.5.1. Voting and Dividend Rights

Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2. Creditor’s Rights

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7. Purchase of Restricted Stock

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8. Delivery of Stock

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1. General Rule

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2. Surrender of Stock

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company and if so required by the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3. Cashless Exercise

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4. Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1. Dividend Equivalent Rights

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2. Termination of Service

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14. TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1. Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1. Performance Goals Generally

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2. Business Criteria

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity; (15) revenue; (16) Stock price vs. a target stock price; and (17) restaurant operating performance results.

Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.

14.2.3. Timing For Establishing Performance Goals

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4. Settlement of Performance or Annual Incentive Awards; Other Terms

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3. Written Determinations

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.4. Status of Section 14.2 Awards Under Code Section 162(m)

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16. REQUIREMENTS OF LAW

16.1. General

The Company shall not be required to sell or issue any shares of stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2. Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3. Corporate Transaction

Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction, the Board shall provide for any one or more of the following actions to be taken (with any such action to be contingent on the occurrence of such Corporate Transaction):

(i) the vesting of all outstanding shares of Restricted Stock and all Stock Units, and the delivery of the shares of Stock subject to the Stock Units, immediately prior to the occurrence of such Corporate Transaction, and

(ii) that fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(iii) that all, or a portion of, the outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs will be cancelled with the holders paid or delivered an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (a) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (b) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

17.4. Adjustments

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The

Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5. No Limitations on Company

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18. GENERAL PROVISIONS

18.1. Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3. Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate

Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4. Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6. Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Section 409A of the Code

To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

* * *

To record adoption of the Plan by the Board as of September 28, 2005, and approval of the Plan by the stockholders on                         , 2005, the Company has caused its authorized officer to execute the Plan.

CHAMPPS ENTERTAINMENT, INC.

By:
Title:

FORM OF PROXY CARD

DETACH HERE

PROXY

CHAMPPS ENTERTAINMENT, INC.

10375 Park Meadows Drive

Suite 560

Littleton, Colorado 80124

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Champps Entertainment, Inc. (the “Company”) hereby appoints Michael P. O’Donnell, President, and Donna L. Depoian, Secretary, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on October 14, 2005 at the Annual Meeting of Stockholders to be held on December 7, 2005 and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The undersigned’s vote will be cast in accordance with the proxies’ discretion on such other business as may properly come before the meeting or at any adjournments or postponements thereof.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CHAMPPS ENTERTAINMENT, INC.

c/o American Stock Transfer & Trust Company

6201 Fifteenth Avenue

Brooklyn, N.Y. 11219

(continued from other side)

1.	Proposal to elect two Class III directors, each to serve for a three-year term: Stephen F. Edwards, and Ian Hamilton.

☐	FOR all nominees listed above (except as marked to the contrary below).

☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR” above and write the name of the nominee or nominees as to which you wish to withhold authority in the space below.

2.	Proposal to approve the 2005 Stock Incentive Plan.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The undersigned’s vote will be cast in accordance with the proxies’ discretion on such other business as may properly come before the meeting or at any adjournments or postponements thereof.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY. USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Date: , 2005
Signature of Stockholder or Authorized Representative

Date: , 2005
Signature of Stockholder or Authorized Representative (if held jointly)

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW: